EXHIBIT 10.9(c)

RELYPSA, INC.

RESTRICTED STOCK PURCHASE

GRANT NOTICE

(2007 EQUITY INCENTIVE PLAN)

RELYPSA, INC. (the “Company”), pursuant to its 2007 Equity Incentive Plan (the “Plan”), hereby grants to Participant the right to purchase the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Purchase Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Purchase Price per Share:
Total Purchase Price:
Closing Date:

Vesting Schedule:	l/4th of the shares vest one year after the Vesting Commencement Date. l/48th of the shares vest monthly thereafter over the next three years.

As more fully provided in Purchaser’s Restricted Stock Purchase Agreement, 100% of unvested shares shall vest if within 12 months following a Change in Control (as defined in the Plan), the Company terminates Participant’s employment without Cause (as defined in the Plan) or Participant terminates his or her employment for Good Reason (as defined in the Plan).

Payment:	By one or a combination of the following items (described in the Restricted Stock Purchase Agreement):

By cash or check

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Purchase Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Purchase Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

[Signatures on Following Page]

RELYPSA, INC.	PARTICIPANT:

By:
Signature	Signature

Title:	Date:

Date:

ATTACHMENTS:	Restricted Stock Purchase Agreement, 2007 Equity Incentive Plan, form of Assignment Separate from Certificate and form of Joint Escrow Instructions

RELYPSA, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the      day of August, 2007, by and between RELYPSA, INC., a Delaware corporation (the “Company”), and                     (“Purchaser”).

WHEREAS, the Company desires to issue, and Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth.

Now, THEREFORE, IT IS AGREED between the parties as follows:

1. PURCHASE AND SALE OF STOCK. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of      shares of the Common Stock of the Company (the “Stock”) at $0.001 per share, for an aggregate purchase price of $        , payable in cash.

The closing hereunder, including payment for and delivery of the Stock shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

This Agreement is subject to all of the terms and conditions as set forth in the Company’s 2007 Equity Incentive Plan (the “Plan”) regarding the purchase and sale of restricted stock. If there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.	REPURCHASE RIGHT

(a) In the event Purchaser’s relationship with the Company (or a parent or subsidiary of the Company) terminates for any reason (including death or disability), or for no reason, with or without cause, such that after such termination Purchaser is no longer an employee of, or consultant to, the Company, then the Company shall simultaneously with termination of Purchaser’s relationship with the Company, automatically repurchase (the “Repurchase Right”), from Purchaser or Purchaser’s personal representative, as the case may be, at a price that is the lower of (i) the original price per share indicated above paid by Purchaser for such Stock or (ii) the Fair Market Value (as defined below) per share of such Stock as of the date of such repurchase (“Repurchase Price”), up to but not exceeding the number of shares of Stock that have not vested in accordance with the provisions of Section 2(b) below as of such termination date (the “Unreleased Stock”), unless the Company agrees to waive its Repurchase Right as to some or all of the shares of Stock that have not vested. For purposes of the Repurchase Right, the “Fair Market Value” shall mean the value of the Stock as determined in good faith by the Company’s Board of Directors. Except as limited by applicable law, the Company may exercise its Repurchase Right as to any or all of Unreleased Stock at any time following Purchaser’s termination; provided, however, that without requirement of further action on the part of either

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party hereto, the Company’s Repurchase Right shall be deemed to have been automatically exercised as to all Unreleased Stock at 5:00 p.m. PST on the date that is 60 days following the date of Purchaser’s termination, unless the Company declines in writing to exercise its Repurchase Right prior to such time; and provided, further, that notwithstanding the above, the Company’s Repurchase Right shall not be deemed to have been automatically exercised, and shall instead be deemed to be terminated as of such time and date, in any case where such automatic exercise would result in a violation of applicable law by reason of the Company having insufficient assets to meet its obligations or otherwise, including, without limitation, a violation of any provision of Sections 500 through 505 of the California Corporations Code and Section 160 of the Delaware General Corporation Law. Purchaser hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the shares of Common Stock, whether vested or unvested, at any time. Further, Purchaser acknowledges and understands that, in the event that the Company repurchases shares, the repurchase price may be less than the price Purchaser originally paid and that Purchaser bears any risk associated with the potential loss in value.

(b) One hundred percent (100%) of the Stock shall initially be subject to the Repurchase Right. On the date one (1) year from the Vesting Commencement Date (as set forth on the signature page to this Agreement) twenty-five percent (25%) (      shares) of the Stock subject to the Repurchase Right shall vest and be released from the Repurchase Right. Thereafter, l/48th of the Stock shall vest and be released from the Repurchase Right on a monthly basis until all the Stock is released from the Repurchase Right (provided in each case that Purchaser remains an employee of, or a consultant to, the Company (or a parent or subsidiary of the Company) as of the date of such release). Except as otherwise set forth herein, the Repurchase Right will expire on the fourth anniversary of the Vesting Commencement Date.

(c) If within 12 months following a Change in Control (as defined in the Plan), the Company terminates Purchaser’s employment without Cause (as defined in the Plan) or Purchaser terminates his or her employment for Good Reason (as defined in the Plan), then subject to Section 18(i), the Repurchase Right shall lapse and all shares of Stock subject to Repurchase Right shall immediately become fully vested.

3. WAIVER OF REPURCHASE RIGHT. Any waiver of the Company’s Repurchase Right shall be exercised by the Company pursuant to written notice to the Escrow Agent (as defined below) (with a copy to Purchaser or Purchasers’ representative) delivered simultaneous with the Company’s written notice to the Escrow Agent of Purchaser’s termination of his relationship with the Company and, upon receipt of any such waiver, the Escrow Agent may then release to Purchaser the number of unvested shares of Stock not being repurchased by the Company. If the Company does not waive its Repurchase Right as to all of the unvested shares of Stock, then upon (i) payment of the Repurchase Price for the shares of Stock purchased pursuant to the Company’s Repurchase Right and (ii) receipt of the Company’s written notice of Purchaser’s termination of his relationship with the Company, the Escrow Agent automatically shall transfer to the Company the number of shares of Stock the Company is repurchasing. The Company shall be entitled to pay for any shares of Stock purchased pursuant to its Repurchase Right at the Company’s option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any Note given in payment for the Stock), or by a combination of both. Upon delivery of such notice and payment of the Repurchase Price in any

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of the ways described above, the Company shall become the legal and beneficial owner of the Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Stock being repurchased by the Company, without further action by Purchaser.

4. ADJUSTMENTS TO STOCK. If, from time to time, during the term of the Repurchase Right there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities to which Purchaser is entitled by reason of Purchaser’s ownership of Stock shall be immediately subject to the Repurchase Right and be included in the word “Stock” for all purposes of the Repurchase Right with the same force and effect as the shares of the Stock presently subject to the Repurchase Right, but only to the extent the Stock is, at the time, subject to the Repurchase Right, and provided that the Repurchase Right is not expired. While the total Repurchase Price shall remain the same after each such event, the Repurchase Price per share of Stock upon exercise of the Repurchase Right shall be appropriately adjusted.

5. CORPORATE TRANSACTION. In the event of a Corporate Transaction (as defined in the Plan), appropriate adjustments shall be made to the Repurchase Price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate Repurchase Price shall remain the same.

6. TERMINATION OF REPURCHASE RIGHT. Sections 2, 3, 4 and 5 of this Agreement shall terminate upon the exercise in full or expiration of the Repurchase Right, whichever occurs first.

7. ESCROW OF UNVESTED STOCK. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser’s Stock upon exercise of the Repurchase Right herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with a certificate or certificates evidencing all of the Stock subject to the Repurchase Right; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that Escrow Agent shall not be liable to any party hereof (or to any other party). Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as Escrow Agent for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as Escrow Agent pursuant to the terms of

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this Agreement. Purchaser agrees that if the Secretary of the Company resigns as Secretary, the successor Secretary shall serve as Escrow Agent pursuant to the terms of this Agreement.

8. PARACHUTE PAYMENTS.

(a) If any payment or benefit Purchaser would receive pursuant to a Corporate Transaction from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Purchaser’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Purchaser elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Purchaser’s stock awards unless Purchaser elects in writing a different order for cancellation.

(b) The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Corporate Transaction shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Corporate Transaction, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(c) The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Purchaser within fifteen (15) calendar days after the date on which Purchaser’s right to a Payment is triggered (if requested at that time by the Company or Purchaser) or such other time as requested by the Company or Purchaser. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and Purchaser with an opinion reasonably acceptable to Purchaser that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Purchaser.

9. RIGHTS OF PURCHASER. Subject to the provisions of Sections 7, 10, 13 and 15 herein, Purchaser shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock deposited in escrow. Purchaser shall be deemed to be the holder for purposes of

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receiving any dividends that may be paid with respect to such shares of Stock and for the purpose of exercising any voting rights relating to such shares of Stock, even if some or all of such shares of Stock have not yet vested and been released from the Repurchase Right.

10. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock while the Stock is subject to the Repurchase Right. After any Stock has been released from the Repurchase Right, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws. Notwithstanding the provision, no such restriction shall apply to a transfer by the Purchaser to a Purchaser’s family member or trust for the benefit of the Purchaser; provided that in each case the Purchaser provides written notice of any such transfer to the Company and transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Purchaser hereunder. Furthermore, the Stock shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company’s Bylaws. Purchaser hereby further acknowledges that Purchaser may be required to hold the Common Stock purchased hereunder indefinitely. During the period of time during which the Purchaser holds the Common Stock, the value of the Common Stock may increase or decrease, and any risk associated with such Common Stock and such fluctuation in value shall be borne by the Purchaser.

11. RESTRICTIVE LEGENDS. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO A REPURCHASE RIGHT SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(d) Any legend required by appropriate blue sky officials.

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12. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b) Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rules 144 and 701, under the Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Section 13 below.

In the event the sale of the Stock does not qualify under Rule 701 at the time of the purchase then the Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

(f) Purchaser represents that Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

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(g) Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of himself or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

13. MARKET STAND-OFF AGREEMENT. Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by Purchaser, including the Stock (the “Restricted Securities”), during the 180- day period following the effective date of a registration statement of the Company filed under the Act (the “Lock Up Period”); (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711), provided, however, that nothing contained in this Section 13 shall prevent the exercise of the Repurchase Right during the Lock Up Period. Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

14. SECTION 83(B) ELECTION. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, “restriction” includes the right of the Company to buy back the Stock pursuant to the Repurchase Right set forth in Section 2 above. Purchaser understands that Purchaser may elect to be taxed at the time the Stock is purchased, rather than when and as the Repurchase Right expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Stock at the time of the execution of this Agreement equals the amount paid for the Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser further acknowledges and understands that it is Purchaser’s sole obligation and responsibility to timely file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to such filing. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Stock.

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15. REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

16. NO EMPLOYMENT RIGHTS. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser’s employment for any reason at any time, with or without cause and with or without notice.

17. INTELLECTUAL PROPERTY RIGHTS.

(a) Purchaser represents and warrants that except for intellectual property rights assigned pursuant to this Agreement or specifically disclosed to the Company on the appropriate schedule of Purchaser’s Proprietary Information and Inventions Agreement with the Company, Purchaser possesses no intellectual property and has made no inventions related to the Company’s business, as currently conducted or as proposed to be conducted. Purchaser further agrees that to the extent it is discovered that Purchaser has made inventions, patented or unpatented, or otherwise possesses intellectual property rights related to the Company’s business that were not properly assigned to the Company or specifically disclosed and excluded in Purchaser’s Proprietary Information and Inventions Agreement (the “Additional Intellectual Property”), that the Additional Intellectual Property is hereby assigned to the Company.

(b) Purchaser agrees to assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign proprietary rights relating to the Additional Intellectual Property in any and all countries. Purchaser agrees to execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Additional Intellectual Property and the assignment thereof.

(c) In the event the Company is unable for any reason, after reasonable effort, to secure Purchaser’s signature on any document needed in connection with the actions specified in the preceding paragraph, -Purchaser hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and on behalf of Purchaser to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Purchaser.

18. MISCELLANEOUS.

(a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5)

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calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns. The Repurchase Right of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

(c) Attorneys’ Fees; Specific Performance. Company shall be entitled to seek all reasonable costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement in connection with the material breach of the Agreement by Purchaser,. It is the intention of the parties that the Company, upon exercise of the Repurchase Right and payment therefor, pursuant to the terms of this Agreement, shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other shareholders. .

(d) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e) Further Execution. The parties agree to take all such further action (s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward Kronish LLP, counsel to the Company and that Cooley Godward Kronish LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(g) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for

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such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Release. As a condition of receiving the benefits under Section 2(c) of this Agreement to which Purchaser would not otherwise be entitled, Purchaser shall deliver to the Company a release in the form attached hereto as Exhibit C (the “Release”) and such release shall have become effective pursuant to its terms. Unless the Release is executed by Purchaser and delivered to the Company within twenty-one (21) days after the termination of Purchaser’s relationship with the Company, Purchaser shall not receive any of the accelerated vesting benefits provided for under this Agreement.

(j) Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile signatures shall be as effective as original signatures.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RELYPSA, INC.

By:
Title:

Address:

PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. PURCHASER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF A RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER MAY BE REQUIRED TO HOLD THE COMMON STOCK PURCHASED HEREUNDER INDEFINITELY, AND THAT THE COMPANY HAS NO OBLIGATION TO REPURCHASE SUCH SHARES. PURCHASER FURTHER ACKNOWLEDGES THAT ANY RISK RELATED TO THE FLUCTUATION IN THE VALUE OF THE STOCK FROM AND AFTER THE DATE HEREOF, INCLUDING ANY LOSSES TO PURCHASER AS A RESULT OF COMPANY’S EXERCISE OF ITS REPURCHASE RIGHT PURSUANT TO SECTION 2, SHALL BE BORNE BY PURCHASER.

PURCHASER ACKNOWLEDGES THAT PURCHASER HAS READ ALL TAX RELATED SECTIONS AND FURTHER ACKNOWLEDGES PURCHASER HAS HAD AN OPPORTUNITY TO CONSULT PURCHASER’S OWN TAX, LEGAL AND FINANCIAL ADVISORS REGARDING THE PURCHASE OF COMMON STOCK UNDER THIS AGREEMENT.

PURCHASER ACKNOWLEDGES AND AGREES THAT IN MAKING THE DECISION TO PURCHASE THE COMMON STOCK HEREUNDER PURCHASER HAS NOT RELIED ON ANY STATEMENT, WHETHER WRITTEN OR ORAL, REGARDING THE SUBJECT MATTER HEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN AND IN THE ATTACHMENTS AND EXHIBITS HERETO.

PURCHASER:

[NAME]

Address:

VESTING COMMENCEMENT DATE:

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EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto Relypsa, Inc., a Delaware corporation (the “Company”), pursuant to the Repurchase Right under that certain Restricted Stock Purchase Agreement, dated              , 2007, by and between the undersigned and the Company (the “Agreement”)      shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No.      and does hereby irrevocably constitute and appoint both the Company’s Secretary and the Company’s attorney, or either of them, to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Right under the Agreement.

Dated:

(Signature)

(Print Name)

INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its repurchase right set forth in the Agreement without requiring additional signatures on the part of Purchaser.

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EXHIBIT B

JOINT ESCROW INSTRUCTIONS

                                     ,

SECRETARY

RELYPSA, INC.

[address]

Dear Sir/Madam:

As Escrow Agent for both Relypsa, Inc., a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the “Agreement”), dated             ,          in accordance with the instructions set forth below. Defined terms not explicitly defined in these Joint Escrow Instructions shall have the meaning set forth in the Agreement.

1. In the event Purchaser’s relationship with the Company ceases during the vesting period set forth in the Agreement, the Company (or its assignee) will provide you with written notice of such Purchaser’s termination of service and, if applicable, notice of the Company’s intent to waive its Repurchase Right with respect to all or any part of the unvested shares of Stock (as determined in accordance with Sections 2(b) and 2(c) of the Agreement). Unless you receive written notice from the Company stating that the Company intends to waive its Repurchase Right with respect to all or any part of the unvested shares of Stock (in which case the number of shares transferred shall be as indicated in such notice), then, as of the date you receive written notice of the Purchaser’s termination of service as described herein, the Company shall automatically repurchase all of the unvested shares of Stock and you are directed to automatically and simultaneously (unless the Company requests in writing that the actions contemplated herein occur at a later date following Purchaser’s termination of service): (a) date the stock assignments necessary for the transfer in question, (b) fill in the number of shares of Stock being transferred (which shall be all of the unvested shares of Stock as determined in accordance with Section 2(b) of the Agreement unless the Company has elected to waive its Reacquisition Right with respect to any portion of the unvested shares of Stock), and (c) deliver the same, together with the certificate evidencing the shares of Stock to be transferred, to the Company.

2. Purchaser and the Company hereby authorize and direct you to effectuate the transfer described above in accordance with the terms set forth herein and in the Agreement without further action by either Purchaser or the Company (other than the written notice of termination as described above).

3. Purchaser authorizes the Company to deposit with you any certificates evidencing shares of Stock to be held by you hereunder and any additions and substitutions to said shares of

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Stock as specified in the Agreement. Purchaser does hereby constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities (and any other securities or property acquired in connection therewith) all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4. This escrow shall terminate upon the earliest of (i) the complete vesting of the Stock, (ii) the return to the Company of the unvested shares of Stock, (iii) the Company’s waiver (in writing) of its right to reacquire the unvested shares of Stock, or any combination of (i), (ii) and/or (iii), provided that any such combination of (i), (ii) and/or (iii) represents the total number of shares of Stock issued pursuant to the Agreement.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to any pledgee entitled thereto or, if none, to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel, including but not limited to Cooley Godward Kronish LLP, and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

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12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Purchaser hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address set forth below, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto:

COMPANY:	RELYPSA, INC.
[address]

PURCHASER:

ESCROW AGENT:	RELYPSA, INC.
[address]

15.

16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement,

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

Very truly yours, RELYPSA, INC.

By:
[Name]
[Title]

PURCHASER:

[Name]

ESCROW AGENT:

RELYPSA, INC.

[Name]
[Title]

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EXHIBIT C

RELEASE AGREEMENT

I understand that my position with RELYPSA, INC. (the “Company”) terminated effective                     ,          (the “Separation Date”). The Company has agreed that if I choose to sign this Release, the Company will extend to me certain benefits (minus the standard withholdings and deductions, if applicable) pursuant to the terms of the Restricted Stock Purchase Agreement (the “Agreement”) entered into as of                      ,         , between myself and the Company, and any agreements incorporated therein by reference. I understand that I am not entitled to such severance benefits unless I sign this Release. I understand that, regardless of whether I sign this Release, the Company will pay me all of my accrued salary and vacation through the Separation Date, to which I am entitled by law.

In consideration for the severance benefits I am receiving under the Agreement, I hereby release the Company and its officers, directors, agents, attorneys, employees, shareholders, parents, subsidiaries, and affiliates from any and all claims, liabilities, demands, causes of action, attorneys’ fees, damages, or obligations of every kind and nature, whether they are now known or unknown, arising at any time prior to the date I sign this Release. This general release includes, but is not limited to: all federal and state statutory and common law claims, claims related to my employment or the termination of my employment or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of equity or compensation. Notwithstanding the release in the preceding sentence, I am not releasing any right of indemnification I may have for any liabilities arising from my actions within the course and scope of my employment with the Company or within the course and scope of my role as a member of the Board of Directors of the Company.

17.

In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

If I am forty (40) years of age or older as of the Separation Date, I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”). I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Release; (b) I should consult with an attorney prior to executing this Release; (c) I have twenty-one (21) days within which to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this release to revoke the Release; and (e) this Release will not be effective until the eighth day after this Release has been signed by me and delivered to the Company (“Effective Date”).

Agreed:

Date	[NAME]

Relypsa, Inc.

By:
Name:
Title:

18.